Exhibit 10.13(b)
FIRST AMENDMENT TO
CENDANT CORPORATION DEFERRED COMPENSATION PLAN

               Cendant Corporation (the “Corporation”) hereby adopts this First Amendment (the “Amendment”) to the Cendant Corporation Deferred Compensation Plan (the “Plan”). Capitalized terms not defined in this Amendment shall have the meaning set forth in the Plan. This Amendment is effective as of November 18, 2005. Except as amended hereunder, all other terms and conditions of the Plan shall remain in full force and effect.

1. Section 4.1 of the Plan is hereby amended by adding the following new sentence at the end of the second paragraph thereof, to read as follows:
Notwithstanding anything in the Plan to the contrary, pursuant to the transition relief provided under Q&A 19(c) of IRS Notice 2005-1, an Eligible Employee may make a new election to change the deferral period applicable to previously deferred amounts, provided that such election is made on or before before December 31, 2005.

2. Section 7.3 of the Plan is hereby by amended by adding the following new sentence at the end thereof, to read as follows:
Notwithstanding anything in the Plan to the contrary (a) if elected by a Participant with respect to amounts deferred prior to calendar year 2006, as contemplated by Section 4.1, and (b) with respect to amounts deferred for calendar year 2006 and thereafter, in each case, if and to the extent a Participant has elected to commence to receive a distribution of all or a portion of his or her Account in connection with a termination of employment from Employer, then such Participant’s Account will commence to be distributed to him or her seven months following the date on which the Participant’s employment terminates with the Employer, except that if such Participant continues employment with one of the entities resulting from the proposed transaction pursuant to which Cendant Corporation will separate into four independent publicly-traded companies (the separated entity with whom the Participant continues employment being referred to as “Newco”), such Participant’s Account will instead commence to be distributed to him or her seven months following the date on which the Participant’s employment terminates with Newco.

               IN WITNESS WHEREOF, and as evidence of the adoption of this First Amendment, the Corporation has caused the same to be executed by its duly authorized officer this 9th day of December, 2005.

ATTEST:		CENDANT CORPORATION

	By	/s/ Terry Conley
Terry Conley, Executive Vice President